FOR IMMEDIATE RELEASE

Cohen & Steers, Inc. Board Declares Initial Quarterly Dividend

      New York, September 15, 2004 – Cohen & Steers, Inc. (NYSE:CNS) today announced that its board of directors has declared its initial quarterly cash dividend of $0.10 per share of common stock, payable October 11, 2004 to stockholders of record at the close of business on September 27, 2004.

      About Cohen & Steers. Cohen & Steers is a leading manager of income-oriented equity portfolios and specializes in common and preferred stocks of REITs and utilities, as well as other preferred securities. Based in New York City, the firm serves individual and institutional investors through a wide range of open-end funds, closed-end funds and separate accounts.

      Forward Looking Statements. This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those described in our Registration Statement on Form S-1, accessible on the SEC’s Web site at sec.gov and on our Web site at cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact:

Salvatore Rappa, vice president and associate general counsel
212-832-3232

Cohen & Steers, Inc.
757 Third Avenue
New York, New York 10017
cohenandsteers.com